EXHIBIT 4.4

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.

Original Issue Date: February 7, 2020

FOR VALUE RECEIVED, NOBLE ROMANS, INC., an Indiana corporation (the “Company”), hereby certifies that Corbel Structured Equity Partners, SBIC, L.P. or its registered assigns (“Holder”) is entitled to purchase from the Company Two Million Two Hundred Fifty Thousand (2,250,000) duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (subject to adjustment as provided herein) at a purchase price of (a) $0.57 per share, in the case of 1,200,000 of such Warrant Shares (such 1,200,000 Warrant Shares, the “Tranche 1 Shares”), (b) $0.72 per share, in the case of 900,000 of such Warrant Shares (such 900,000 Warrant Shares, the “Tranche 2 Shares”) and (c) $0.97 per share, in the case of 150,000 of such Warrant Shares (such 150,000 Warrant Shares, the “Tranche 3 Shares”) (each respective purchase price, subject to adjustment as provided herein, the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof. This Warrant was issued to Holder pursuant to the Purchase Agreement.

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price applicable to such Warrant Shares in effect as of the applicable Exercise Date in accordance with the terms of this Warrant.

“Attribution Parties” has the meaning set forth in Section 3(j)(i).

“Beneficial Ownership Limitation” has the meaning set forth in Section 3(j)(iv). “Board” means the board of directors of the Company.
“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of Los Angeles, California or Indianapolis, Indiana are authorized or obligated by law or executive order to close.

“Common Stock” means the common stock, no par value, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus
(c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time in accordance with their terms; provided, that Common Stock Deemed Outstanding at any given time shall not include treasury or other shares owned or held by or for the account of the Company or any of its subsidiaries.

“Company” has the meaning set forth in the preamble.

“Conditions to Forced Exercise” has the meaning set forth in Section 3(i)(i). “Convertible Securities” means any securities (directly or indirectly) convertible into or exercisable or exchangeable for Common Stock, but excluding Options.

“Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with Section 4(d)) by the Company after the Original Issue Date of: (1) any Warrant Shares issued upon the exercise of this Warrant; (2) shares of Common Stock issued upon the exercise or conversions of any Options or Convertible Securities outstanding on the Original Issue Date; and (3) up to 550,000 shares of Common Stock (adjusted proportionately for stock splits, stock dividends, recapitalizations and the like) issued on the exercise of Options granted by the Board to officers, directors, employees or service providers to the Company and its subsidiaries.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Eastern time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price payable with respect to the Warrant Shares in question.

“Exercise Agreement” has the meaning set forth in Section 3(a)(i). “Exercise Period” has the meaning set forth in Section 2.
“Exercise Price” has the meaning set forth in the preamble, as applicable to the Tranche 1 Shares, Tranche 2 Shares or Tranche 3 Shares in question.

“Fair Market Value” means, as of any particular date: (a) the average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over three (3) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder.

“Holder” has the meaning set forth in the preamble.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means February 7, 2020. “Nasdaq” means The NASDAQ Stock Market LLC.
“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Purchase Agreement” means the Senior Secured Promissory Note and Warrant Purchase Agreement, dated as of the date hereof, between the Company, as the “Issuer”, the “Purchasers” named therein, and Holder as the “Agent” for the Purchasers thereunder.

“Put Notes” means Senior Secured Promissory Notes, in substantially the form and with substantially the same terms as those applicable to the Senior Notes (including the terms applicable to the “Notes” as defined and as set forth in the Purchase Agreement), other than those providing for the accrual and payment of PIK Interest on such Senior Notes and the maturity date for such Put Notes shall be the second anniversary of the date of issuance of the Put Notes in question.

“Put Notice” has the meaning set forth in Section 6. “Securities Act” has the meaning set forth in Section 11.
“Senior Notes” means the Senior Secured Promissory Notes issued and sold to Holder or the other “Purchasers” named in, and as provided in, the Purchase Agreement.

“Tranche 1 Shares” has the meaning set forth in the preamble. “Tranche 2 Shares” has the meaning set forth in the preamble. “Tranche 3 Shares” has the meaning set forth in the preamble.
“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Share Put Right” has the meaning set forth in Section 6.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

“Weighted Average Price” has the meaning set forth in Section 3(i)(ii).

2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time following the Original Issue Date and prior to 5:00 p.m. Central time on the first six (6) year anniversary of the date hereof or, if such day is not a Business Day, on the next preceding Business Day (such period, the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

3.
Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised by Holder from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number and type of Warrant Shares to be purchased) and executed; and

(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made at the option of the Holder as expressed in the Exercise Agreement, by the following methods:

(i) In the case of the Tranche 1 Shares, Tranche 2 Shares or Tranche 3 Shares, by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii)
in the case of the Tranche 3 Shares:

(A) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price (i.e. a “cashless exercise”);

(B) by surrendering to the Company (x) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price and/or (y) other securities of the Company having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof plus accumulated and unpaid dividends and in the case of shares of Common Stock shall be the Fair Market Value thereof); or

(C)
any combination of the foregoing.

(iii) In the event of any withholding of Warrant Shares or surrender of equity securities pursuant to Section 3(b)(ii)(A), 3(b)(ii)(B) or 3(b)(ii)(C) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) in the case of Common Stock, the Fair Market Value per share of Common Stock as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date as determined in accordance with Section 3(b)(ii)(B)(y) above.

(c) Delivery of Stock Certificates. Upon (i) any Forced Exercise pursuant to Section 3(i) or (ii) Holder’s exercise of this Warrant pursuant to Section 3(a), including delivery to the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(b) hereof), the Company shall, as promptly as practicable, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share as provided in Section 3(d) hereof, if applicable. The stock certificate or certificates so delivered shall be in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or such other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall either (i) round the number of Warrant Shares to be issued up to the next whole number or (ii) pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (A) such fraction multiplied by (B) the Fair Market Value of one Warrant Share on the Exercise Date.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:

(i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens, claims, encumbrances and charges.

(iii) The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv) The Company shall use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

(v) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder or its designated affiliates, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with or with the expectation of the completion of a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and, if applicable, the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant.

(i) Forced Exercise. After the Original Issue Date, if the Conditions to Forced Exercise set forth below then are satisfied, the Company may elect to require that the Holder exercise this Warrant with respect to the Tranche 1 Shares or the Tranche 2 Shares, as applicable, as set forth in this Section 3(i), by delivering to the Holder a written notice in the form of Exhibit B attached hereto (“Forced Exercise Notice”), duly completed and executed on behalf of the Company; provided, that notwithstanding anything to the contrary herein, the Holder may elect not to exercise this Warrant pursuant to any Forced Exercise Notice if the Holder delivers written notice to the Company to such effect and confirms in writing that it forfeits its right to exercise the Warrants with respect to those Tranche 1 Shares or those Tranche 2 Shares that are subject to the Forced Exercise Notice, as applicable. If the Conditions to Forced Exercise cease to be met prior to the receipt of the Notice of Exercise by the Holder, the Forced Exercise Notice shall be deemed withdrawn, invalid, and null and void ab initio. For purposes of this Section 3(i):

(i) “Conditions to Forced Exercise” means that each of the following conditions have been and continue to be met as of the Holder’s receipt of the Forced Exercise Notice and as of the issuance of any Warrant Shares pursuant thereto:

(A) the Weighted Average Price of the Common Stock or other applicable capital stock of the Company then issuable upon exercise of this Warrant exceeds (x) in the case of a forced exercise of the Warrant with respect to the Tranche 1 Shares, $1.40 per share (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions affecting the Common Stock or other applicable capital stock after the Original Issue Date) and (y) in the case of a forced exercise of the Warrant with respect to the Tranche 2 Shares, $1.50 per share (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions affecting the Common Stock or other applicable capital stock after the Original Issue Date), in each case for each of the forty-five (45) consecutive trading days immediately preceding the date of delivery of the Forced Exercise Notice;

(B) a registration statement filed pursuant to the Securities Act of 1933, as amended, is effective and available for the immediate resale of any and all Tranche 1 Shares or Tranche 2 Shares, as applicable, to be issued upon exercise of the Warrants pursuant to the Forced Exercise Notice;

(C) the Common Stock is quoted on OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, or designated for quotation on the NASDAQ Global Market or another U.S. national securities exchange and must not have been suspended from trading on such market nor shall delisting or suspension by such market been threatened or pending either (x) in writing by such market, or (y) by falling below the minimum listing maintenance requirements of the market on which it then is trading; and

(D) the Company otherwise must be in material compliance with and must not have breached in any material respect any provision, covenant, representation or warranty of any Note Document (as defined in the Purchase Agreement) which breach remains uncured.

(ii) “Weighted Average Price” means, with respect to the Common Stock or other applicable capital stock then issuable upon exercise of this Warrant as of any applicable date(s), the dollar volume-weighted average trading price for such security

(A) on the domestic securities exchanges on which the Common Stock is listed on the applicable date(s) or (B) if on any such applicable date(s) the Common Stock or other applicable capital stock then issuable upon exercise of this Warrant is not listed on a domestic securities exchange, the dollar volume-weighted trading average price of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such applicable date(s).

(j) Holder’s Exercise Limitations.

(i) Notwithstanding the foregoing or anything to the contrary herein, the number of Warrant Shares issuable upon any exercise of this Warrant shall be limited to the number of Warrant Shares that (after giving effect to such proposed exercise and issuance) can be beneficially owned by the Holder, Holder’s affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s affiliates (such other Persons, “Attribution Parties”)), without exceeding the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Warrant Shares beneficially owned by the Holder, Holder’s affiliates and any applicable Attribution Parties shall include the number of Warrant Shares issuable upon the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder, Holder’s affiliates or any applicable Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any Convertible Securities or Options) that (x) are beneficially owned by the Holder, Holder’s affiliates and any applicable Attribution Parties and (y) are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 3(j), “beneficial ownership” shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the applicable rules and regulations promulgated thereunder.

(ii) To the extent that the Beneficial Ownership Limitation applies, the determination of whether and to what extent this Warrant is exercisable (in relation to other securities owned by the Holder together with any of its Attribution Parties) and the portion of this Warrant that is exercisable shall be determined in the sole discretion of the Holder, and the submission of an Exercise Agreement and the other items required to exercise this Warrant as provided in Section 3(a) above shall be deemed to be the Holder’s determination of whether and which portion of this Warrant is exercisable (in relation to other securities owned by the Holder together with Holder’s affiliates and any applicable Attribution Parties), in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to independently verify or confirm the accuracy of such determination.

(iii) For purposes of this Section 3(j), in determining the number of issued and outstanding shares of Common Stock, Holder may rely on the number of issued and outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice from the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of a Holder, the Company shall within two Business Days confirm orally and in writing to Holder the number of shares of Common

Stock then issued and outstanding. In any case, the number of issued and outstanding shares of Common Stock shall be determined after giving effect to any conversion, exercise or exchange of any Convertible Securities or Options in accordance with their terms, including this Warrant, held by the Holder, Holder’s affiliates or any applicable Attribution Parties since the date as of which such number of issued and outstanding shares of Common Stock was reported.

(iv) The “Beneficial Ownership Limitation” shall be 9.9999% of the number of shares of Common Stock that would be outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon the applicable exercise of this Warrant. Notwithstanding the foregoing, the Holder may increase or decrease the Beneficial Ownership Limitation percentage upon notice to the Company; provided, that any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company or such other, later date as may be specified in the notice of increase. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(j) to the extent necessary to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to the Beneficial Ownership Limitation and the purpose and intent of this Section 3(j). To the extent the Beneficial Ownership Limitation applies to limit the number of Warrant Shares issued upon any proposed exercise of this Warrant, the Warrant Shares that are not issued as a result of the Beneficial Ownership Limit shall remain subject to this Warrant and may be issued upon a subsequent exercise of this Warrant in accordance with its terms.

4. Adjustment to Exercise Price and Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

(a) Adjustment to Exercise Price Upon Issuance of Common Stock. Except as provided in Section 4(c) and except in the case of an event described in either Section 4(e) or Section 4(f), if the Company shall, at any time or from time to time after the Original Issue Date, issue or sell, or in accordance with Section 4(d) is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less than the applicable Exercise Price(s) in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), each Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) that is higher than the consideration per share applicable to the issuance and sale (or deemed issuance or sale) in question shall be reduced (and in no event increased) to an Exercise Price equal to the then the Exercise Price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i) “CP2” shall mean the Exercise Price in effect immediately after such issuance or deemed issuance of shares of Common Stock;

(ii) “CP1” shall mean the Exercise Price in effect immediately prior to such issuance or deemed issuance of Common Stock;

(iii) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance (including the Warrants) or upon conversion or exchange of Convertible Securities outstanding immediately prior to such issuance;

(iv) “B” shall mean the number of shares of Common Stock that would have been issued if such issuance or deemed issuance of Common Stock had occurred at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issuance or deemed issuance by CP1); and

(v) “C” shall mean the number of shares of Common Stock issued or deemed issued in such transaction.

(b) Adjustment to Number of Warrant Shares Upon Adjustment to Exercise Price. Upon any and each adjustment of the Exercise Price as provided in Section 4(a), the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment shall be increased to a number of Warrant Shares issuable upon exercise of this Warrant after giving effect to such adjustment equal to the quotient obtained by dividing:

(i) the product of (A) the Exercise Price in effect immediately prior to any such adjustment multiplied by (B) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such adjustment; by

(ii)
the Exercise Price resulting from such adjustment.

(c) Exceptions To Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant with respect to any Excluded Issuance.

(d) Effect of Certain Events on Adjustment to Exercise Price. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following shall be applicable:

(i) Issuance of Options. If the Company shall, at any time or from time to time after the Original Issue Date, in any manner grant or sell any Options (whether directly or by assumption in a merger, consolidation or otherwise), whether or not such Options or the right to convert, exercise or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the lowest price per share (determined as provided in this Section 4(d)(i) and Section 4(d)(iv)) for which any one share of Common Stock is issuable upon the exercise of any such Option or upon the conversion, exercise or exchange of any Convertible Security issuable upon the exercise of any such Option is less than any Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then such share of Common Stock issuable upon the exercise of such Option or upon conversion, exercise or exchange of such Convertible Security issuable upon the exercise of such Option shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price under Section 4(a), at a price per share equal to such lowest price per share). For purposes of this Section 4(d)(i), the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option or upon the conversion, exercise or exchange of any Convertible Security issuable upon the exercise of any such Option shall be equal to the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(a)) of the lowest amounts of consideration, if any, received or receivable by the Company as consideration with respect to any one share of Common Stock upon each of (A) the granting or sale of the Option, plus (B) the exercise of the Option, plus (C) in the case of an Option which relates to Convertible Securities, the issuance or sale of the Convertible Security and the conversion, exercise or exchange of the Convertible Security. Except as otherwise provided in Section 4(d)(iii), no further adjustment of the applicable Exercise Price(s) shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Convertible Securities issuable upon the exercise of such Options.

(ii) Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Original Issue Date, in any manner grant or sell (whether directly or by assumption in a merger, consolidation or otherwise) any Convertible Securities, whether or not the right to convert, exercise or exchange any such Convertible Securities is immediately exercisable, and the lowest price per share (determined as provided in this paragraph and in Section 4(d)(iv)) for which one share of Common Stock is issuable upon the conversion, exercise or exchange of any such Convertible Securities is less than any Exercise Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then such share of Common Stock issuable upon conversion, exercise or exchange of such Convertible Security shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price under Section 4(a)), at a price per share equal to such lowest price per share. For purposes of this Section 4(d)(ii), the lowest price per share for which any one share of Common Stock is issuable upon the conversion, exercise or exchange of any such Convertible Security shall be equal to the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(a)) of the lowest amounts of consideration, if any, received or receivable by the

Company as consideration with respect to any one share of Common Stock upon each of
(A) the granting or sale of the Convertible Security, plus (B) the conversion, exercise or exchange of the Convertible Security. Except as otherwise provided in Section 4(d)(iii),
(x) no further adjustment of any Exercise Price(s) shall be made upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Convertible Securities and (y) no further adjustment of the applicable Exercise Price(s) shall be made by reason of the issue or sale of Convertible Securities upon conversion, exercise or exchange of such Convertible Securities in accordance with the terms thereof, to the extent adjustments of the Exercise Price already have been made pursuant to the other provisions of this Section 4(d).

(iii) Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the lowest amounts of consideration, if any, received or receivable by the Company as consideration with respect to any one share of Common Stock upon the granting or sale of any Options or Convertible Securities referred to in Section 4(d)(i) or Section 4(d)(ii) hereof, (B) the lowest amounts of additional consideration, if any, payable to the Company with respect to any one share of Common Stock upon exercise of any Options or upon the issuance, conversion, exercise or exchange of any Convertible Securities referred to in Section 4(d)(i) or Section 4(d)(ii) hereof, (C) the rate at which Convertible Securities referred to in Section 4(d)(i) or Section 4(d)(ii) hereof are convertible into or exercisable or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 4(d)(i) hereof or any Convertible Securities referred to in Section 4(d)(ii) hereof (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale or deemed issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Exercise Price pursuant to this Section 4) each Exercise Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Exercise Price which would have been in effect at such time pursuant to the provisions of this Section 4 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment each applicable Exercise Price then in effect is reduced, and the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment or readjustment shall be correspondingly adjusted or readjusted pursuant to the provisions of Section 4(b).

(iv) Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Original Issue Date, issue or sell, or is deemed to have issued or sold in accordance with Section 4(d) any shares of Common Stock, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued or deemed issued in such transaction; or (D) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued or deemed issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be determined in each case in good faith by the Board.

(v) Record Date. For purposes of any adjustment to the Exercise Price or the number of Warrant Shares in accordance with this Section 4, in case the Company shall take a record of the holders of its Common Stock or other applicable capital stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or other applicable capital stock, Options or Convertible Securities or
(B) to subscribe for or purchase Common Stock or other applicable capital stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock or other applicable capital stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi) Treasury Shares. The number of shares of Common Stock or other applicable capital stock outstanding at any given time shall not include treasury or other shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be deemed an issue or sale of Common Stock or other applicable capital stock for the purpose of this Section 4.

(vii) Other Dividends and Distributions. Subject to the provisions of this Section 4(d), if the Company shall, at any time or from time to time after the Original Issue Date, make or declare, or fix a record date for the determination of holders of Common Stock or other applicable capital stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock or other applicable capital stock, Options or Convertible Securities in respect of outstanding shares of Common Stock or other applicable capital stock), cash or other property, then, and in each such event, concurrently with the making or payment of any such dividend or distribution, the Holder shall receive the same kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares immediately prior to such event (or the record date for such event, whichever is more favorable to the Holder) and had the Holder held such Warrant Shares through the time such dividend or distribution of securities, cash or property was made to the holders of Common Stock or other applicable capital stock.

(e) Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or other applicable capital stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock or other applicable capital stock or into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock or other applicable capital stock or into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the dividend, distribution, subdivision or combination is made or becomes effective, as applicable.

(f) Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 4(e)), in each case which entitles the holders of Common Stock or other applicable capital stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock or other applicable capital stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the effective time of such reorganization, reclassification, consolidation, merger, sale or similar transaction (or any applicable record date with respect thereto, whichever is more favorable to the Holder) and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock or other applicable capital stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price(s) in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 4(f) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, (I) with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(f), the Holder shall have the right and shall be provided reasonable prior written notice from the Company and a reasonable opportunity to elect prior to the consummation of such event or transaction (or the record date applicable thereto, whichever is more favorable to the Holder), to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 4(f) with respect to this Warrant; and (II) if such transaction consists of a merger pursuant to which the Company’s outstanding shares will be converted into the right to exclusively receive cash or other consideration with a value per share less than an applicable Exercise Price then in effect, upon the closing of such transaction, the unexercised portion of the Warrants covering those Warrant Shares with an Exercise Price less than the value of such per share merger consideration shall be cancelled and of no further force or effect.

(g) Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board shall in good faith make an appropriate and equitable adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the purpose and intent of the provisions of this Section 4; provided, that no such adjustment pursuant to this Section 4(g) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 4.

(h) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than two (2) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer of the Company setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than two (2) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(i)
Notices. In the event:

(i) that the Company shall propose to take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, to receive any other security, or to otherwise exercise any material right as a stockholder; or

(ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least fifteen
(15) days prior to the applicable record date or the applicable expected effective date, as the case may be and whichever is more favorable to the Holder, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

5.
Purchase Rights; Anti-Dilutive Issuances. In addition to any adjustments pursuant to
Section 4 above:

(a) If at any time while this Warrant is outstanding the Company proposes to grant, issue or sell any shares of Common Stock, Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders or beneficial owners of Common Stock or other applicable capital stock of the Company (the “Purchase Rights”), then the Holder shall be entitled to acquire and exercise, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance, sale or exercise of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock or other applicable capital stock of the Company are to be determined for the grant, issue, sale or exercise of such Purchase Rights. Notwithstanding anything to the contrary herein, the Holder shall not be entitled to the Purchase Rights granted herein with respect to any Excluded Issuance.

(b) If at any time between the date this Warrant is exercised in whole or in part and the seven (7) year anniversary of the Original Issue Date, any Convertible Securities or Options are converted, exercised or exchanged or any Purchase Rights are issued or exercised as a result of which the percentage of the Common Stock Deemed Outstanding held by Holder is or would be reduced, the Company shall provide prompt written notice to the Holder and shall issue to Holder without any consideration and without reducing the number of Warrant Shares issuable pursuant to this Warrant (to the extent any portion hereof then remains unexercised) that number of shares of Common Stock or other applicable capital stock of the Company as is necessary for the Holder to maintain or be restored to holding the same percentage of the Common Stock Deemed Outstanding that was held by Holder prior to such conversion, exercise or exchange of Convertible Securities, Options or Purchase Rights, as applicable.

6. Warrant Share Put Rights. Holder shall have the right by delivering written notice to the Company (a “Put Notice”) at any time and from time to time within six months after the issuance of any specific Warrant Shares under this Warrant to elect to require the Company to purchase some or all of such Warrant Shares then held by the Holder in exchange for cash or, at the election of the Company, Put Notes (such right, the “Warrant Share Put Right”). The Put Notice shall specify the number of Warrant Shares which the Holder is electing to require the Company to purchase and the original principal amount of Put Notes to be delivered as consideration therefor. The Put Notes issued by the Company to purchase the Warrant Shares upon exercise of the Warrant Shares Put Right shall be issued against the surrender to the Company of the Warrant Shares as to which the Put Notes are issuable and have an aggregate principal amount equal to the number of Warrant Shares to be purchased pursuant to the Put Notice multiplied by (a) in the case of Warrant Shares issued upon a forced conversion pursuant to Section 3(i), the greater of (i) the average of the Weighted Average Prices of the Common Stock during the forty-five (45) consecutive trading days taken into account in determining the satisfaction of the Conditions to Forced Exercise and

(ii) the average of the Weighted Average Prices of the Common Stock during the forty-five (45) consecutive trading days preceding the date of delivery of the applicable Put Notice and (b) in the case of Warrant Shares issued upon the election of the Holder to exercise this Warrant pursuant to Section 3(a), (ii) the average of the Weighted Average Prices of the Common Stock during the 10 consecutive trading days preceding the date of delivery of the applicable Put Notice.

7. Transfer of Warrant. This Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit C, together with funds sufficient to pay any transfer taxes described in Section 3(f)(v) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

8. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein (including Section 4(d)(vii)), prior to the issuance to the Holder of any of the Warrant Shares which the Holder is entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of any Warrant Shares issuable upon exercise of this Warrant for any purpose, nor shall anything contained in this Warrant be construed in and of itself to confer upon the Holder by virtue of holding this Warrant any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed in and of itself as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 8, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

9.
Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity and in no event shall the Holder be required to post a bond or other security in connection with any loss, theft, destruction or mutilation or the other matters described in this Section 9) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. This Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. The Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

10. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action or omission, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor, purpose and intent of this Warrant.

11. Compliance with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act or unless an exception from registration shall be available to the Holder at the time of issuance of the Warrant Shares) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.”

12. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

13. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail (with confirmation of transmission or receipt) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Company:
Noble Romans, Inc.
6612 E. 75th Street Suite 450
Indianapolis, Indiana 46250
E-mail: pmobley@nobleromans.com Attention: Paul Mobley

If to the Holder: Corbel Capital Partners SBIC, L.P. 11777 San Vicente Blvd., Suite 777 Los Angeles, California 90049
E-mail: michael@corbelsep.com Attention: Michael H. Jones

14. Cumulative Remedies. Except to the extent expressly provided in Section 8 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

15. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to post a bond or other security or any requirement to prove the inadequacy or unavailability of monetary damages.

16. Entire Agreement. This Warrant (together with the Purchase Agreement and the other Note Documents, including any Put Notes issued pursuant to Section 6, as applicable) constitutes the sole and entire agreement of the parties to this Warrant with respect to the collective subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

17. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

18. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

19. Headings. The headings in this Warrant are for convenience of reference only and shall not affect the interpretation of this Warrant.

20. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

21. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

22. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Indiana without giving effect to any choice or conflict of law provision or rule (whether of the State of Indiana or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Indiana.

23. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

24. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

25. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

26. Survival. The provisions of this Warrant shall survive the expiration of the Exercise Period for so long as the Company or the Holder have any executory rights or obligations hereunder, including, without limitation, pursuant to Sections 5 and 6 hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

NOBLE ROMANS. INC.

By:

Name: Paul Mobley

Title: Chairman and Chief Financial Officer

Accepted and agreed:

CORBEL CAPITAL PARTNERS SBIC, L.P.

By:
Corbel Capital Advisors SBIC, LLC, its General Partner

By:
Name: Jeffrey B. Schwartz

Title: Managing Member

By:
Name: Jeffrey S. Serota

Title: Managing Member

By:
Name: Michael H. Jones

Title: Managing Member

[Signature Page to Warrant)

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

NOBLE ROMANS, INC.

By:
Name: Paul Mobley
Title: Chairman and Chief Financial Officer

Accepted and agreed:

CORBEL CAPITAL PARTNERS SBIC, L.P.

By:
Corbel Capital Advisors SBIC, LLC, its General Partner
By:
  Name: Michael H. Jones,  Title: Managing Member

[Signature Page to Warrant]

EXHIBIT A

EXERCISE AGREEMENT

To:
Noble Romans, Inc.
6612 E. 75th Street Suite 450
Indianapolis, Indiana 46250

1. Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Warrant. The undersigned, pursuant to the provisions of the Warrant, hereby elects to exercise the Warrant with respect to [NUMBER] [Tranche 1 Shares] [Tranche 2 Shares] [Tranche 3 Shares] (as defined in the Warrant).

2. The undersigned herewith tenders payment for such shares, together with any applicable transfer taxes, in the following manner (please check the applicable type or types of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

 Exercise pursuant to Section 3(b)(i) of the Warrant

 Exercise pursuant to Section 3(b)(ii)(A) of the Warrant

 Exercise pursuant to Section 3(b)(ii)(B) of the Warrant

 Exercise pursuant to Section 3(b)(ii)(C) of the Warrant

3. Please issue a certificate or certificates representing the Warrant Shares issuable in respect hereof under the terms of the attached Warrant Agreement, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

(Signature)

A-1

EXHIBIT B

[Form of Forced Exercise Notice]

Date:

TO: [Insert Name and Address of Holder] RE: Forced Exercise of Warrant
The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby delivers notice of a forced exercise of the Warrant for [NUMBER] Warrant Shares. The undersigned represents and warrants to the Holder that the Conditions to Forced Exercise (as defined in the Warrant) applicable to the Warrant Shares subject to this Forced Exercise Notice have been satisfied and remain satisfied as of the date of delivery of this Forced Exercise Notice to Holder.

NOBLE ROMANS, INC.

By:
Name: Title:

B-1

EXECUTION COPY

EXHIBIT C

ASSIGNMENT

(To be executed upon assignment of Warrant)

For value
received, _
hereby sells,
assignsand transfers unto

the attached Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appointattorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.

[Name of Transferor]

By:
Name: Title:

C-1